Exhibit 10.44
WAIVER, CONSENT AND AMENDMENT
February 27, 2009
     The undersigned, constituting the Required Holders, the Company, THE FILM DEPARTMENT HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the Collateral Agent, and TFD LITERARY ACQUISITIONS, LLC, a Delaware limited liability company (“TFD Acquisitions”) pursuant to and in accordance with the provisions of the Securities Purchase Agreement (as defined below), in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, hereby agree as follows:
     WHEREAS, reference is made to the Securities Purchase Agreement dated as of June 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) among THE FILM DEPARTMENT LLC, a Delaware limited liability company (the “Company”), Holdings, the Purchasers party thereto and UNION BANK, N.A., formerly known as Union Bank of California, N.A. (“UBOC”) as collateral agent for the Secured Parties defined therein (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”). Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein as therein defined.
     WHEREAS, the signatories hereto constitute the Required Holders;
     WHEREAS, the definition of “Qualifying Film” in Section 1.1 (Definitions) of the Securities Purchase Agreement provides that any film must meet the eligibility criteria for inclusion in the borrowing base established pursuant to the Credit Agreement; and, pursuant to item (g) of the definition of Qualifying Film in the Credit Agreement, if the Film Budget for such Film exceeds $27,500,000, such Film is guaranteed domestic distribution prior to the start of production on terms that are the same or better than the Approved Distribution Agreement Terms (the “Domestic Deal Requirement”);
     WHEREAS, the Company and LAC Films, LLC (“LAC”) have entered into a distribution agreement (the “Overture Distribution Agreement”), dated as of January 20, 2009, with Overture Films, LLC (“Overture”) with respect to Overture’s distribution of the motion picture tentatively entitled “Law Abiding Citizen” (the “LAC Film”);
     WHEREAS, (a) the Company desires that the Lenders (as such term is defined in the Credit Agreement) make Loans (as such term is defined in the Credit Agreement) with respect to the LAC Film, which has a Film Budget of over $27,500,000, and (b) UBOC and certain Lenders and Holders contend that the Overture Distribution Agreement does not currently satisfy the Domestic Deal Requirement as a result of the inclusion of certain conditions subsequent therein;
     WHEREAS, the Required Holders have agreed to provide a waiver, with respect to the LAC Film only, of the Domestic Deal Requirement in order for the LAC Film to constitute a Qualifying Film;

     WHEREAS, the Company desires to obtain certain other consents deemed necessary by UBOC and the Required Holders in relation to the Overture Distribution Agreement;
     WHEREAS, the Company, Holdings and the Required Holders have agreed to amend the Securities Purchase Agreement in connection with the foregoing facts in accordance with and pursuant to the terms and conditions set forth in this Waiver, Consent and Amendment (this “Agreement”); and
     WHEREAS, Section 11.1 of the Securities Purchase Agreement provides that the Required Holders, the Company and the Collateral Agent execute this Agreement.
WAIVER OF DOMESTIC DEAL REQUIREMENT
     The Required Holders hereby waive the Domestic Deal Requirement with respect to the LAC Film only.
CONSENT
1. The Required Holders hereby agree and consent, with respect to the LAC Film only, that the TFD Guarantee (as such term is defined in the Overture Distribution Agreement) does not violate the provisions of Section 8.1 of the Securities Purchase Agreement (as amended hereby).
AMENDMENTS
1. The definition of “Indebtedness” in Section 1.1 of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:
     “‘Indebtedness’ of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Scheduled Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination, (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person and (j) any obligations (direct, indirect, contingent or otherwise) with respect to prints and advertising expenses, whether supported by a payment guarantee, reimbursement agreement or otherwise; provided, however, that the items in each of clauses (a) through (j) above shall constitute ‘Indebtedness’ of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.”
2. Section 8.1 of the Securities Purchase Agreement is hereby amended by deleting clause (d) thereof in its entirety and substituting the following in lieu thereof:
     “(d) Guaranty Obligations of any Group Member with respect to Indebtedness or other unsecured obligations incurred in the ordinary course of business of any Group Member other than Holdings (other than Indebtedness permitted hereunder in reliance upon clause (b) above, for which Guaranty Obligations may be permitted to the extent set forth in such clauses); provided, however, that this clause (d) shall not be deemed to permit any Group Member to incur, or otherwise remain liable with respect to or responsible for, Guaranty Obligations with respect to Indebtedness or other unsecured obligations (direct, indirect, contingent or otherwise) with respect to prints and advertising expenses, whether supported by a payment guarantee, reimbursement agreement or otherwise;”
3.	Article VIII of the Securities Purchase Agreement is amended to add the following Section 8.18:
     “Section 8.18 Obligations.
     (a) At no time shall the aggregate maximum outstanding face amount of all letters of credit issued on behalf of (or to support the obligations of) one or more of the Group Members (including Letters of Credit issued under the Credit Agreement or any credit facility that replaces or refinances the Credit Agreement) exceed $5,000,000.
     (b) No Group Member shall, directly or indirectly, enter into or otherwise incur (whether pursuant to a direct obligation, contingent obligation, reimbursement obligation, a guarantee or otherwise) any obligation in respect of prints and advertising costs for a Film other than the TFD Guarantee.”
GENERAL
1. Consent of Holdings and TFD Acquisitions; Consent of the Collateral Agent. Each of Holdings and TFD Acquisitions hereby acknowledges and consents to this Agreement, and affirms and acknowledges that the Guaranty and Security Agreement and each other Note Document executed and delivered by it remains in full force and effect and that it remains obligated thereunder without defense, offset or counterclaim of any kind whatsoever, as if each such Note Document were executed and delivered to the Collateral Agent and the Purchasers (or their assigns) on the date hereof.

2. Representations and Warranties. To induce the Holders to enter into this Agreement, the Company, Holdings and TFD Acquisitions represent and warrant to the Holders that:
     (a) Representations and Warranties in Note Documents. Each of the representations and warranties of the Company, Holdings and TFD Acquisitions contained in the Note Documents to which each is a party (i) were true and correct in all material respects when made and (ii) after giving effect to this Agreement, continue to be true and correct in all material respects on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date)
     (b) Authority. The execution and delivery by each of the Company, Holdings and TFD Acquisitions of this Agreement and each other document to be executed by such Person in accordance with the terms hereof and the performance by the Company, Holdings and TFD Acquisitions of their respective obligations under the Securities Purchase Agreement as amended hereby (i) are within such Person’s power and authority, (ii) have been duly authorized by all necessary proceedings, (iii) do not (A) contravene the Constituent Documents of such Person, (B) violate any applicable Requirements of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Person or any of its Subsidiaries (including other Related Documents or Note Documents) other than those that would not, in the aggregate, have a Material Adverse Effect or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any such Person or any of such Person’s respective Subsidiaries and (iv) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any such Person.
     (c) Enforceability. Each Note Document (including the Securities Purchase Agreement, as amended hereby) constitutes a legal, valid and binding obligation of the Company, Holdings and TFD Acquisitions, as the case may be, enforceable against such Person in accordance with its terms.
     (d) No Default. After giving effect to this Agreement, no Default or Event of Default exists.
3. Conditions to Effectiveness. This Agreement shall become effective on the date when the following conditions precedent have been satisfied (such date, the “Effective Date”):
     (a) The Company, Holdings, TFD Acquisitions, the Required Holders and the Collateral Agent shall have executed and delivered this Agreement.
     (b) The Required Holders shall have received a certified copy of a waiver, consent and amendment to the Credit Agreement providing consents and amendments substantially similar to those provided herein.
     (c) The representations and warranties set forth in Section 2 hereof shall be true and correct on the date hereof and on the Effective Date.
     (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Company, Holdings, TFD Acquisitions or any Holder.
     (e) The Company shall have paid all reasonable out-of-pocket costs and expenses of the Holders, to the extent invoices therefor have been presented.
     (f) The Credit Agreement Administrative Agent shall have received an executed copy of the Letter Agreement.
4. Ratification and Incorporation of Securities Purchase Agreement; No Novation. The Company, Holdings and TFD Acquisitions expressly acknowledge and agree with each of the following:
     (a) except as expressly modified under this Agreement, (i) each of Company, Holdings and TFD Acquisitions hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under (including all Liens granted pursuant to), the Securities Purchase Agreement and the other Note Documents to which it is a party and (ii) all of the terms and conditions set forth in the Securities Purchase Agreement and the other Note Documents are incorporated herein by this reference as if set forth in full herein; and
     (b) except as expressly modified under this Agreement, the execution, delivery, and effectiveness of this Agreement shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of any Secured Party under the Securities Purchase Agreement or any other Note Document, (ii) constitute a waiver of any provision in the Securities Purchase Agreement or in any of the other Note Documents, or (iii) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Securities Purchase Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
5. Reference to and Effect on Securities Purchase Agreement.
     (a) Upon the effectiveness of this Agreement, each reference in the Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import, and each reference in the other Note Documents to the Securities Purchase Agreement, shall mean and be a reference to the Securities Purchase Agreement as amended hereby.
     (b) This Agreement shall be a Note Document for all purposes.
6. Benefits of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties to the Securities Purchase Agreement and the other parties hereto and their respective successors and assigns to the extent contemplated by the Note Documents.
7. Interpretation. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.
8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page hereto by facsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart of this Agreement.
9. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality and enforceability of such provision in any other jurisdiction.
10. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
11. Entire Agreement. This Agreement together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

THE FILM DEPARTMENT LLC
By: THE FILM DEPARTMENT HOLDINGS LLC, its sole Member

By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

THE FILM DEPARTMENT HOLDINGS LLC

By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer

TFD LITERARY ACQUISITIONS, LLC

By: THE FILM DEPARTMENT HOLDINGS LLC, its sole Member

By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating Officer
SIGNATURE PAGE TO WAIVER, CONSENT AND AMENDMENT (SPA)

ETON PARK CLO MANAGEMENT 1
By: Eton Park Asset Management, L.L.C, as Collateral Manager, as a Holder
By:	/s/ Terrence Aquino
Name: Terrence Aquino
Its: Controller

ETON PARK CLO MANAGEMENT 2
By: Eton Park Asset Management, L.L.C., as Collateral Manager, as a Holder
By:	/s/ Terrence Aquino
Name: Terrence Aquino
Its: Controller

ETON PARK MASTER FUND, LTD.
By: Eton Park Capital Management, L.P., its investment manager, as a Holder
By:	/s/ Terrence Aquino
Name: Terrence Aquino
Its: Controller

ETON PARK FUND, L.P.
By: Eton Park Capital Management, L.P., its investment manager, as a Holder
By:	/s/ Terrence Aquino
Name: Terrence Aquino
Its: Controller

UNION BANK, N.A.,
formerly known as Union Bank of California, N.A., as Collateral Agent

By:	/s/ Alex Cho

	Name:	Alex Cho
	Its:	Duly Authorized Signatory